Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 30, 2017 (except for Notes 7, 8 and 13, as to which the date is September 19, 2019), with respect to the financial statements of Warp Drive Bio, Inc. included in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-235698) and related Prospectus of Revolution Medicines, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 3, 2020